Brady Corporation F’20 Q3 Financial Results May 21, 2020

Forward-Looking Statements 2 In this presentation, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations. The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: adverse impacts of the COVID-19 pandemic or other pandemics; our ability to compete effectively or to successfully execute our strategy; Brady’s ability to develop technologically advanced products that meet customer demands; difficulties in protecting our websites, networks, and systems against security breaches; decreased demand for our products; raw material and other cost increases; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; risks associated with the loss of key employees; divestitures and contingent liabilities from divestitures; Brady’s ability to properly identify, integrate, and grow acquired companies; litigation, including product liability claims; foreign currency fluctuations; the impact of the Tax Reform Act and any other changes in tax legislation and tax rates; potential write-offs of Brady’s substantial intangible assets; differing interests of voting and non-voting shareholders; numerous other matters of national, regional and global scale, including major public health issues and those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2019. These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

Managing Through the Pandemic 3 Managing Through the Pandemic • Thank you to all of the Brady employees and front-line workers. • Brady is an essential business. • Our factories are operational around the globe. Brady is financially strong. Strategies to Thrive: • Invest in growth. • Drive sustainable efficiencies and automation. • Consistent deployment of capital. • Reduce costs.

Q3 F’20 Financial Summary 4 • Sales were $265.9M in Q3 of F’20 compared with $289.7M in Q3 of F’19. – Organic sales declined 6.0%. – Foreign currency translation decreased sales 2.2%. • Gross profit margin of 48.7% in Q3 of F’20 compared with 50.3% in Q3 of F’19. • SG&A expense of $83.2M (31.3% of sales) in Q3 of F’20 compared with $94.7M (32.7% of sales) in Q3 of F’19. • R&D expense of $9.8M (3.7% of sales) in Q3 of F’20 compared with $11.4M (3.9% of sales) in Q3 of F’19. • Income before income taxes decreased 45.9% to $22.2M in Q3 of F’20 compared with $41.0M in Q3 of F’19. – Income before income taxes includes $13.8M of non-cash impairment charges in Q3 of F’20. • Net income per Class A Diluted Nonvoting Common Share decreased 60.0% to $0.26 in Q3 of F’20 compared with $0.65 in Q3 of F’19. – Diluted EPS includes $11.1M of after-tax impairment charges in Q3 of F’20. – Diluted EPS was impacted by a higher-than-normal tax rate of 38.5% in Q3 of F’20.

Sales Overview 5 SALES (millions of USD) $305 $298 $297 $295 $295 $293 $290 $290 $288 $287 $285 $282 $277 $275 $266 $265 $255 Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q1 F'19 Q2 F'19 Q3 F'19 Q4 F'19 Q1 F'20 Q2 F'20 Q3 F'20 Organic Sales 1.7% 3.2% 3.2% 2.5% 4.7% 2.3% 2.4% 1.7% (0.4%) (1.2%) (6.0%) Q3 F’20 SALES: Q3 F’20 SALES COMMENTARY: • 6.0% organic sales decline: • Q3 F’20 organic sales grew 2.7% through March 31, 2020, but declined 22.6% in April 2020. • ID Solutions – Organic sales decline of 8.2%. • ID Solutions – Organic sales were down high-single • Workplace Safety – Organic sales growth of digits in the Americas, down in the low-teens in 0.2%. Europe, and up modestly in Asia. • 2.2% decrease due to foreign currency translation. • Workplace Safety – Organic sales were down mid- teens in the Americas, up in the low-single digits in Europe, and up more than 30% in Australia.

Gross Profit Margin 6 GROSS PROFIT & GPM% (millions of USD) 50.6% 50.3% 50.3% 50.3% 49.9% 50.0% 49.6% 49.5% 49.6% $151 49.3% 50% $147 48.7% $150 $146 $147 $146 $147 $144 $140 $141 $139 $130 45% $125 $100 40% Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q1 F'19 Q2 F'19 Q3 F'19 Q4 F'19 Q1 F'20 Q2 F'20 Q3 F'20 Q3 F’20 – GROSS PROFIT MARGIN: • Gross profit margin of 48.7% compared to 50.3% in Q3 of F’19. • We continue to invest in automation and manufacturing efficiencies. • Gross profit margin was impacted by costs incurred to ensure we could serve our customers, increased personnel costs, product mix, and costs to right-size our cost structure.

SG&A Expense 7 SG&A EXPENSE AND SG&A EXPENSE AS A % of SALES (millions of USD) $110 34.5% 33.9% 34.1% 35% 32.8% 32.7% $102 32.3% $100 31.6% 31.3% 33% $100 $98 30.6% 31.2% 30.2% $95 $95 $93 30% $91 $89 $90 $90 $87 28% $83 $80 25% Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q1 F'19 Q2 F'19 Q3 F'19 Q4 F'19 Q1 F'20 Q2 F'20 Q3 F'20 Q3 F’20 – SG&A EXPENSE: • The $11.5M reduction in SG&A expense compared to Q3 of F’19 was a combination of: • Ongoing efforts to drive efficiency gains and reduce costs. • Foreign currency translation. • Reduced deferred compensation expense, reduced incentive-based compensation, net of incremental charges such as severance and other charges.

R&D Expense 8 R&D EXPENSE AND R&D EXPENSE AS A % of SALES (millions of USD) $14.0 3.9% 3.9% 3.9% 3.9% 3.9% 3.9% 4.0% 3.8% 3.8% 3.8% 3.6% 3.7% $12.0 $11.7 $11.7 $11.3 $11.3 $11.4 $11.3 $11.1 $11.0 $10.5 $10.5 3.5% $10.0 $9.8 3.0% $8.0 $6.0 2.5% Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q1 F'19 Q2 F'19 Q3 F'19 Q4 F'19 Q1 F'20 Q2 F'20 Q3 F'20 Q3INCREASING F’20 – R&D OUR EXPENSE: INVESTMENT IN RESEARCH & DEVELOPMENT: • We continue to invest in R&D to drive future organic sales growth. • Solid new product pipeline. • Focused on ensuring our R&D spend is both efficient and effective.

Income Before Income Taxes 9 INCOME BEFORE INCOME TAXES (millions of USD) $50 $47.1 $45.2 $41.6 $42.4 $39.9 $41.0 $40 $37.0 $36.7 $34.8 $35.0 $30 $22.2 $20 $10 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 F'18 F'18 F'18 F'18 F'19 F'19 F'19 F'19 F'20 F'20 F'20 Year on Year Growth 12.2% 20.4% 20.7% 26.0% 14.8% 4.8% 10.8% 4.1% 4.2% 15.4% (45.9%) Q3 F’20 - INCOME BEFORE INCOME TAXES: • Income before income taxes decreased 45.9% to $22.2M in Q3 of F’20 compared to $41.0M in Q3 of F’19. • Income before income taxes was negatively impacted by $13.8M of non-cash impairment charges.

Net Income & Diluted EPS 10 NET INCOME PER CLASS A DILUTED SHARE NET INCOME (millions of USD) $0.70 $0.66 $0.68 $0.65 $40 $36.6 $37.5 $0.62 $35.0 $34.8 $0.60 $0.58 $33.6 $0.55 $30.6 $0.49 $0.49 $29.2 $30 $25.8 $26.0 $0.40 $20 $0.26 $13.6 $0.20 $10 $0.08 $4.3 $0.00 $0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 F'18 F'18 F'18 F'18 F'19 F'19 F'19 F'19 F'20 F'20 F'20 F'18 F'18 F'18 F'18 F'19 F'19 F'19 F'19 F'20 F'20 F'20 Q3 F’20 – NET INCOME & DILUTED EPS: • Net income decreased 60.8% to $13.6M in Q3 of F’20 compared to $34.8M in Q3 of F’19. • Diluted EPS decreased 60.0% to $0.26 in Q3 of F’20 compared to $0.65 in Q3 of F’19. • Net income and diluted EPS were negatively impacted by the following: • $13.8M of impairment charges ($11.1M after tax). • Higher-than-normal income tax rate of 38.5% primarily due to an increase in valuation allowances against foreign tax credit carryforwards. • Diluted EPS benefited from the buyback of 1,407,393 shares during the quarter ended April 30, 2020.

11

Cash Generation & Uses

CASH FLOW FROM OPERATING ACTIVITIES (millions of USD)


$70
$60
$50
$40
$30
$20
$10
$0
$34.7
$7.7
$46.8
$53.8
$18.8
$25.4
$52.7
$65.3
$38.8
$14.3
$42.8
Q1 F'18
Q2 F'18
Q3 F'18
Q4 F'18
Q1 F'19
Q2 F'19
Q3 F'19
Q4 F'19
Q1 F'20
Q2 F'20
Q3 F'20

CASH FLOWS IN Q3 OF F'20:

- Cash flow from operating activities was $42.8M in Q3 of F'20 compared to $52.7M in Q3 of F'19.
- Cash flow from operating activities was significantly in excess of net earnings during the quarter ended April 30, 2020.
- Free cash flow* was $34.3M in Q3 of F'20 compared to $47.3M in Q3 of F'19.
- We returned $11.3M to our shareholders in the form of dividends and returned $64.1M to our shareholders in the form of share buybacks in Q3 of F'20.

(millions of USD)	3 Mos. Ended April 30, 2020	3 Mos. Ended April 30, 2019	9 Mos. Ended April 30, 2020	9 Mos. Ended April 30, 2019
Cash Balance - Beginning of Period	$ 289.8	$ 202.2	$ 279.1	$ 181.4
Cash Flow from Operating Activities	42.8	52.7	95.9	96.9
Capital Expenditures	(8.5)	(5.4)	(21.6)	(17.5)
Dividends	(11.3)	(11.2)	(34.4)	(33.5)
Share Repurchases	(64.1)	(3.2)	(64.1)	(3.2)
Effect of Exchange Rates on Cash	(9.2)	(1.5)	(9.0)	(2.3)
Other	(0.7)	4.8	(7.0)	16.6
Cash Balance - End of Period	$ 238.8	$ 238.4	$ 238.8	$ 238.4

* Free Cash Flow is calculated as Net Cash Provided by Operating Activities less Capital Expenditures.

BRADY

Net Cash 12 NET CASH (millions of USD) DEBT STRUCTURE (millions of USD) $300 $250 $245 $240 $229 Interest Apr. 30, 2020 July 31, 2019 Rate Balance Balance $200 $188 $190 Private Placements: EUR-den. 2010 Series (10-yr.) 4.24% $ (48.9) $ (50.2) $151 $150 $138 TOTAL DEBT $ (48.9) $ (50.2) $129 Cash and Cash Equivalents 238.9 279.1 $100 $73 NET CASH $ 190.0 $ 228.9 $48 $50 $44 $0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 F'18 F'18 F'18 F'18 F'19 F'19 F'19 F'19 F'20 F'20 F'20 STRONG BALANCE SHEET: • April 30, 2020 cash = $238.9M and debt = $48.9M. • Approximately $88M of our cash is held in the United States. • Balance sheet provides flexibility for future investments. • Private placement debt was fully repaid in May 2020.

Guidance 13 Withdrawing financial guidance for the balance of fiscal 2020 due to the lack of visibility. We intend to: • Continue investing in ROI-positive capital expenditures that improve capabilities or drive automation. • Continue paying dividends. • Continue opportunistically repurchasing shares. • Continue investing in innovation, in sales-generating resources, in efficiency actions, and other actions that improve our customers’ experience. Brady’s strong balance sheet and cash generation afford us the opportunity to stay true to our operating and capital allocation strategies.

Identification Solutions 14 Q3 F’20 vs. Q3 F’19 (millions of USD) Q3 F’20 SUMMARY: • Revenues declined - (9.7%): Q3 F’20 Q3 F’19 Change • Organic = - (8.2%). Sales $ 193.2 $ 214.0 - 9.7% • Fx = - (1.5%). Segment Profit 36.4 39.9 - 8.8% • Organic sales decreased due to an overall slowdown in economic activity in April 2020. Segment Profit % 18.8% 18.6% + 20 bps • Certain expenses were incurred, including severance and facility closure costs, in response to reduced sales levels. These incremental costs were more than offset by reduced incentive-based SALES & SEGMENT PROFIT % (millions of USD) compensation. 22% $300 21% • Segment profit as a percent of sales increased due to 20% 20% 20% ongoing efficiency gains and cost reductions in our $280 19% 19% 19% 18% operations and SG&A structure. $260 17% 18% 17% 17% 17% $240 $222 16% $212 $218 $218 $215 $220 $210 $206 $209 $214 $205 OUTLOOK: $200 $193 14% • Exited Q3 of F’20 with April organic sales down $180 12% 27.6%. $160 10% • May organic sales are trending below prior year $140 levels. $120 8% th $100 6% • We anticipate our fiscal 4 quarter ending July 31, Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2020 to be challenging, but do not yet have clarity as F'18 F'18 F'18 F'18 F'19 F'19 F'19 F'19 F'20 F'20 F'20 to future revenues or earnings.

Workplace Safety 15 Q3 F’20 vs. Q3 F’19 (millions of USD) Q3 F’20 SUMMARY: • Revenues declined - (3.9%): Q3 F’20 Q3 F’19 Change • Organic growth = + 0.2%. Sales $ 72.8 $ 75.8 - 3.9% • Fx = - (4.1%). Segment Profit 4.4 6.1 - 28.2% • Organic sales increased in both Europe and Segment Profit % 6.0% 8.0% - 200 bps Australia, but declined mid-teens in the Americas. • Certain expenses were incurred, including severance and the write-down of capitalized catalog costs, in response to reduced sales levels in April. These incremental costs were partially, but not fully, offset (millions of USD) SALES & SEGMENT PROFIT % by the reduction in incentive-based compensation. 13% 14% • Segment profit as a percent of sales decreased due $120 12% to the impact of certain charges, net of reduced incentive-based compensation. 10% 9% 9% $100 9% 8% 8% 7% 7% 8% 8% $86 6% 6% OUTLOOK: $80 $81 $80 $80 $75 $76 6% $73 $73 $72 $71 $73 • Exited Q3 of F’20 with April organic sales down 7.5%. 4% • May organic sales are trending below prior year $60 2% levels. • We anticipate our fiscal 4th quarter ending July 31, $40 0% 2020 to be challenging, but do not yet have clarity as Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 to future revenues or earnings. F'18 F'18 F'18 F'18 F'19 F'19 F'19 F'19 F'20 F'20 F'20

Investor Relations 16 Brady Contact: Ann Thornton Investor Relations 414-438-6887 Ann_Thornton@bradycorp.com See our web site at www.bradycorp.com